Exhibit  23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 30, 2001, except for Note 14 as to which the date is December 14, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in SBE, Inc.'s Annual report on Form 10-K for the year ended October 31, 2001.


                                       /s/PricewaterhouseCoopers LLP
                                       San Francisco,  California
                                       May  7,  2002